Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-21887



                           PROSPECTUS SUPPLEMENT NO. 4
                     (to prospectus dated February 6, 1998)


                                3,471,356 Shares
                       First Industrial Realty Trust, Inc.
                                  Common Stock


     This prospectus supplement supplements information contained in the "Selling Stockholders" section of the prospectus dated February 6, 1998 relating to the potential offer and sale from time to time of up to 3,471,356 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated February 6, 1998, including any supplements or amendments to such prospectus.

     The table below reflects the following transactions:

     o The transfer by Princeton South at Lawrenceville One of 161 units to the Arnold N. Kimmel Revocable Trust dated June 8, 1990.



                                            Number of shares and units owned              Number of shares
Name                                              before the offering                      offered hereby
----                                              -------------------                      --------------

Arnold N. Kimmel Revocable Trust                           161                                   161
dated June 8, 1990
Princeton South at Lawrenceville One                      4,265                                 4,265


          The date of this prospectus supplement is November 29, 2004.